UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549

                 Form 8-K

              Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2014
--------------------------

Dynasil Corporation of America
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(Exact name of registrant as specified in its charter)

Delaware                   000-27503              22-1734088
-----------               ---------------       -------------
(State or other            Commission           (IRS Employer
jurisdiction of            File Number)      Identification No.)
incorporation)

           44 Hunt Street, Watertown, MA  02472
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(Address of principal executive offices)

                      (617)-668-6855
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(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the
          Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07      Submission of Matters to a Vote of Security Holders.

On February 13, 2014, the Company held its Annual Meeting. The matters voted upon were: (1) the election of seven directors to serve until the next Annual Meeting and (2) the ratification of the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014.

(1)	Election of Directors.

The shareholders of the Company elected each of the Director nominees proposed by the Company's Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

The following is a breakdown of the voting results:


		Votes 		Votes 		Broker Non-
		For		Withheld	Votes
--------------- ---------       --------     	--------
Craig T. Dunham	5,709,691	900,060		5,002,793
Lawrence Fox	5,619,525	990,226		5,002,793
William Hagan	5,815,406	794,345		5,002,793
Michael Joyner	5,750,619	859,132		5,002,793
David Kronfeld	5,882,486	727,265		5,002,793
Alan Levine	6,008,259	601,492		5,002,793
Peter Sulick	5,739,496	870,255		5,002,793



(2)	Appointment of McGladrey LLP as Independent Registered
Public Accounting Firm.

The shareholders of the Company ratified the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014.
The following is a breakdown of the voting results:

  			Votes For	Votes Against	Abstentions
			--------- 	-------------	-----------
Number of Votes Cast:	10,302,696	390,734	    	136,865


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA
        (Registrant)

Date:	February 13, 2014	          By: /s/ Peter Sulick
                                  		  Peter Sulick
                                 		  Interim President and
						  Interim CEO